UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2012

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On August 7, 2012, Circle Entertainment Inc. (the “Registrant”) held its 2012 Annual Meeting of Stockholders at which the stockholders (i) elected six (6) directors to serve on the Registrant’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified and (ii) ratified the appointment of L.L. Bradford & Company, LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The final stockholder voting results for these matters are as follows:

1. Election of Directors1:

	For	Against	Abstain	Broker Non-Votes*

Robert F.X. Sillerman	52,395,325	0	162,025	28,910,856
Paul C. Kanavos	52,395,325	0	162,025	28,910,856
David M. Ledy	52,395,325	0	162,025	28,910,856
Michael J. Meyer	52,395,325	0	162,025	28,910,856
Harvey Silverman	52,395,325	0	162,025	28,910,856
Robert Sudack	52,395,325	0	162,025	28,910,856

2. Ratification of the appointment of L.L. Bradford & Company, LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes*
52,395,325	0	162,025	28,910,856

*Estimate

These matters were voted upon by the holders of the Registrant’s common stock, the holders of the Registrant’s Series A Convertible Preferred Stock (on an as-converted into common stock basis) and the holders of the Registrant’s Series B Convertible Preferred Stock (on an as-converted into common stock basis), all voting together as a single class.

[1]	In addition, the holder of the one outstanding share of the Registrant’s Non-Voting Designated Preferred Stock, voting as a separate class, re-elected Bryan E. Bloom, as the seventh director of the Registrant’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

August 10, 2012	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary